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                                                                      EXHIBIT 20

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment dated May 11, 1999, amends the Rights Agreement dated as of May 29, 1998 ("Rights Agreement"), between Gradall Industries, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, LLC (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

     WHEREAS, on May 29, 1998, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, one one-hundredth of a share of the Company's Preferred Stock, and the Company and the Rights Agent entered into the Rights Agreement to set forth the description and terms of the Rights;

     WHEREAS, the Company, JLG Industries, Inc., a Pennsylvania corporation ("Parent") and JLG Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Merger Subsidiary will commence a cash tender offer (the "Offer") to purchase all of the outstanding shares of the Company and, following the commencement of the Offer, the Merger Subsidiary would merge with and into the Company (the "Merger");

     WHEREAS, certain stockholders of the Company also entered into a Stockholders Agreement, pursuant to which, among other things, such stockholders would agree (i) to tender his shares of Common Stock, par value $.001 per share of the Company (the "Common Stock") pursuant to the Offer, and (ii) grant to Merger Subsidiary an irrevocable proxy to vote his Common Stock in favor of the Merger, the Merger Agreement and the transactions contemplated thereby;

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement in order to make any change which the Company may deem necessary or desirable, and the Continuing Directors now desire to amend certain provisions of the Rights Agreement in order to supplement certain provisions therein; and

     WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1. Amendment to Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

          " 'Merger' shall have the meaning set forth in the Merger Agreement."

          " 'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of May 10, 1999, by and among Company, Parent and Merger Subsidiary, as it may be amended from time to time."

          " 'Offer' shall have the meaning set forth in the Merger Agreement."

          " 'Stockholders Agreement' shall mean the Stockholders Agreements dated as of May 10, 1999 by and among the Company, Parent, Merger Subsidiary and the Stockholders parties thereto."

     2. Amendment of the definition of "Acquiring Person." The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended by adding the following at the end thereof:

          "In addition, notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Parent, Merger Subsidiary or any of their respective Affiliates shall, individually or collectively, be deemed to be an Acquiring Person by virtue of (i) the approval, execution or delivery of the Offer, the Merger Agreement or the Stockholders Agreement,
     (ii) the commencement or consummation of the
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     Offer, (iii) the acquisition of Common Stock by Parent, Merger Subsidiary or any of their respective Affiliates pursuant to the Offer or the Stockholders Agreement, or (iv) the consummation of the Merger or other transactions contemplated in the Merger Agreement or the Stockholders Agreement; provided, however, that in the event Parent, Merger Subsidiary or any of their respective Affiliates becomes the Beneficial Owner of 15% or more of the Common Stock other than pursuant to the Offer, the Merger Agreement or the Stockholders Agreement, the provisions of this sentence (other than this proviso) shall not be applicable."

     3. Amendment of the definition of "Distribution Date." The definition of "Distribution Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not be deemed to occur by reason of (i) the approval, execution or delivery of the Offer, the Merger Agreement or the Stockholders Agreement, (ii) the commencement or consummation of the Offer, (iii) the acquisition of Common Stock by Parent, Merger Subsidiary or any of their respective Affiliates pursuant to the Offer or the Stockholders Agreement, (iv) the consummation of the Merger, or other transactions contemplated in the Merger Agreement or the Stockholders Agreement, or (v) the announcement of the Offer, the Merger or other transactions contemplated by the Merger Agreement or the Stockholders Agreement; provided, however, that in the event Parent, Merger Subsidiary or any of their respective Affiliates becomes the Beneficial Owner of 15% or more of the Common Stock other than pursuant to the Offer, the Merger Agreement or the Stockholders Agreement, the provisions of this sentence (other than this proviso) shall not be applicable."

     4. Amendment of the definition of "Stock Acquisition Date." The definition of "Stock Acquisition Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Stock Acquisition Date shall not be deemed to occur by virtue of (i) the approval, execution or delivery of the Offer, the Merger Agreement or the Stockholders Agreement, (ii) the commencement or consummation of the Offer, (iii) the acquisition of Common Stock by Parent, Merger Subsidiary or any of their respective Affiliates pursuant to the Offer or the Stockholders Agreement, (iv) the consummation of the Merger, or other transactions contemplated in the Merger Agreement or the Stockholders Agreement, or (v) the announcement of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or the Stockholders Agreement; provided, however, that in the event Parent, Merger Subsidiary or any of their respective Affiliates becomes the Beneficial Owner of 15% or more of the Common Stock other than pursuant to the Offer, the Merger Agreement or the Stockholders Agreement, the provisions of this sentence (other than this proviso) shall not be applicable."

     5. Amendment to Section 2. Section 2 of the Rights Agreement is amended by deleting "and the holders of the Rights in accordance with the terms and conditions hereof" from the first sentence thereof.

     6. Amendment to Section 20. Section 20 of the Rights Agreement is amended to add the following sentence at the end of subparagraph (c) thereof:

          "In no case will the Rights Agent be liable for special, indirect, punitive, incidental or consequential loss or damages of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the possibility of such damages."

     7. Amendment to Section 30. Section 30 of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the approval, execution or delivery of the Offer, the Merger Agreement or the Stockholders Agreement or by virtue of any of the transactions contemplated by the Merger Agreement and the Stockholders Agreement; provided, however, that in the event Parent, Merger Subsidiary or any of their respective Affiliates becomes the Beneficial Owner of 15% or more of the Common Stock other than pursuant to the Offer, the Merger

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     Agreement or the Stockholders Agreement, the provisions of this sentence
     (other than this proviso) shall not be applicable. Unless or until the Rights Agent has received written notice to the contrary, the Rights Agent shall be fully protected and shall incur no liability in always assuming that the Parent, Merger Subsidiary or any of their respective Affiliates, has not become the Beneficial Owner of 15% or more of the Common Stock other than pursuant to the Offer, the Merger Agreement or the Stockholders Agreement."

     8. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the law of the State of New York.

     9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     10. Except as expressly herein set forth, the remaining provisions of the Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                          Gradall Industries, Inc.

                                          By:     /s/ BARRY L. PHILLIPS
                                            ------------------------------------
                                            Name: Barry L. Phillips
                                            Title:  President and CEO

                                          Attest:   /s/ BRUCE A. JONKER
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                                          ChaseMellon Shareholder Services,
                                          LLC.,
                                            as Rights Agent

                                          By:      /s/ MITZI BRINKMAN
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                                            Signature of Authorized Signatory

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